UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 6, 2023

DigitalOcean Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40252		45-5207470
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

101 6th Avenue	New York	New York	10013
(Address of Principal Executive Offices)			(Zip Code)
(646) 827-4366
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000025 per share	DOCN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02     Results of Operations and Financial Condition.
Acquisition of Paperspace Co.

On July 6, 2023, DigitalOcean Holdings, Inc. (the “Company”) issued a press release announcing the closing of the acquisition of Paperspace Co., a Delaware corporation (“Paperspace”), by DigitalOcean, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Under the terms of the transaction, the Company acquired Paperspace for $111 million in cash, subject to customary purchase price adjustments. The acquisition is expected to have an immaterial impact on the Company’s 2023 financial results. On its Q2 2023 earnings call on August 3, 2023, the Company will share more details on the strategic benefits of the acquisition and update the Company’s financial outlook for 2023.

Q2 2023 Financial Guidance

The Company reaffirms the previously issued guidance for the second quarter of 2023, as stated in the Company’s press release, furnished as Exhibit 99.1 to the Company’s Form 8-K filed on May 9, 2023 with the SEC, with respect to revenue, and expects to exceed the guidance for both adjusted EBITDA margin and non-GAAP diluted net income per share.

These preliminary financial results are subject to revision in connection with the Company’s financial closing procedures and finalization of the Company’s condensed consolidated financial statements for the quarter ended June 30, 2023. Actual results for the fiscal quarter ended June 30, 2023 may differ from these preliminary results.

Stock Repurchase Program

The Company previously announced a stock repurchase program on February 16, 2023, which authorized the Company to repurchase up to $500 million of its common stock (the “Program”). As of June 30, 2023, the Company had repurchased shares under the Program for an aggregate purchase price of approximately $370 million, consisting of the repurchase of 10,570,732 shares of common stock at an average price of $35.00 per share. The shares have been repurchased pursuant to 10b5-1 plans adopted by the Company. The Company had approximately 88.6 million shares of common stock outstanding as of June 30, 2023.

This Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “enable,” “expect,” “will,” “believe,” “continue” and other similar terms and phrases. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including those factors contained in the “Risk Factors” section of our SEC filings. It is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this Current Report on Form 8-K. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur. The Company assumes no obligation to, and does not currently intend to, update any such forward-looking statements, except as required by law.

The information set forth under this Item 2.02 and in the accompanying Exhibit 99.1 is being furnished and shall not be deemed filed for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, regardless of any general incorporation language in such filing, except as otherwise expressly stated in such filing.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by DigitalOcean Holdings, Inc. dated July 6, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 6, 2023	DigitalOcean Holdings, Inc.
		By:	/s/ Alan Shapiro
Alan Shapiro, General Counsel